UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2012

DTS, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50335	77-0467655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5220 Las Virgenes Road Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

(818) 436-1000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed with the Commission.

Item 8.01. Other Events.

On February 22, 2012,the Registrant issued a press release announcing that its Board of Directors approved a plan to repurchase up to two million shares of the Registrant's common stock in the open market or in privately negotiated transactions, depending upon market conditions, relevant security laws and other conditions. A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1

Press release dated February 22, 2011 of the Registrant announcing that its Board of Directors approved a plan to repurchase up to two million shares of the Registrant's common stock in the open market or in privately negotiated transactions, depending upon market conditions, relevant security laws and other conditions.*

* Exhibit is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any registration statement or other document filed with the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DTS, Inc.
Date: February 22, 2012	/s/ MELVIN FLANIGAN Melvin Flanigan Executive Vice President, Finance and Chief Financial Officer (principal financial and accounting officer)

Exhibit Index

Exhibit No.	Description
99.1

Press release dated February 22, 2011 of the Registrant announcing that its Board of Directors approved a plan to repurchase up to two million shares of the Registrant's common stock in the open market or in privately negotiated transactions, depending upon market conditions, relevant security laws and other conditions.